Exhibit 99.2
 2019 Earnings Presentation  January 21, 2020

 This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to Howard Bancorp Inc.’s (“Howard”) predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond Howard control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which Howard operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; Howard’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate (“CRE”), construction and land development, and commercial and industrial loans (“C&I”) in its loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Howard’s operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; Howard’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including its ability to generate liquidity internally or raise capital on favorable terms; any impairment of Howard's goodwill or other intangible assets; system failure or cybersecurity breaches of Howard's network security; Howard's ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, including those discussed in the Howard’s Form 10-K for the year ended December 31, 2018 and other documents filed by Howard with the Securities and Exchange Commission from time to time. Forward-looking statements are as of the date they are made, and Howard does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Howard.  2  Forward Looking Statements

 3  Non-GAAP Information  This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Howard’s management uses non-GAAP financial measures, management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Howard and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Howard's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Howard. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the final pages of this presentation. The following are the non-GAAP measures used in this presentation:Core EPS, Core net income, core noninterest income, core noninterest expense, core return on average common equity, and core return on average assets are non-GAAP measures that exclude the impact of the infrequent income and expenses from the 4th, 3rd and 2nd quarters of 2019.Core net interest margin (“NIM”) excludes the impact of purchase accounting adjustment toward net interest income. Tangible book value per common share is a non-GAAP measure that adjusts the book value per common share by eliminating the intangible assets included in book value.Reported return on tangible assets shows the return on average assets net of intangible assets.Reported return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Reported return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.Core return on tangible assets shows the return on average assets net of intangible assets.Core return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Core return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.

 Exceptionally Well-Positioned Franchise  Singularly focused commercial bank successfully leveraging scale and positioning as largest locally owned bank in a continuously disrupted marketAnnual growth of net portfolio loans of $95.8 million or 5.8%Net portfolio loans increased by $15.6 million or 3.6% annualized during the 4th quarter 2019; period end commercial loans were impacted by one large payoff 2 loan closings that shifted into January 2020Average total C&I loan growth of $9.7 million or 10% annualized, for the 4th quarter 2019 vs 3rd quarter 2019Average total C&I loan growth of $26.8 million or 8% for 4th quarter 2019 vs. 4th quarter 2018Transaction deposits increased by $34.4 million during the 4th quarter 2019 and fully funded net loan growthCost of funds decreased by 12 basis points to 1.07% for 4th quarter 2019, from 1.19% for the 3rd quarterIndustry-wide net interest margin pressure mitigated by loan portfolio mix and funding mix  4  (continued)

 Exceptionally Well-Positioned Franchise (continued)  Impact of delivery changes and processing contract negotiations beginning to be realizedFocus on capital management resulted in accelerated pace of buybacks14,864 shares were repurchased in December 2019 (19,764 total in 2019)49,041 shares were repurchased month-to-date January 21, 2020Market consolidation disruption impact is closer to realization which is also improving recruitment and retention of top talent  5

 Fourth Quarter Highlights  Net income for the 4th quarter was $5.9 million, representing earnings per share (“EPS”) of $0.31, up from $4.6 million, or $0.24 EPS, in the 3rd quarter 2019. Excluding infrequent items, the 4th quarter core net income(2) was $5.1 million, representing core EPS(2) of $0.27.Net interest income for the 4th quarter was $17.3 million, up modestly vs 3rd quarter level of $17.2 million due to a $458 thousand reduction in interest expense for 4th quarter compared to 3rd quarter which more than offset the $405 decrease in interest income for the 4th quarter.Our total reported noninterest expenses of $14.4 million were down $1.0 million from $15.4 million in the 3rd quarter 2019. Excluding infrequent items of $339 thousand, core noninterest expense(2) was $14.7 million for the 4th quarter of 2019. Excluding infrequent expenses of $0.7 million, core noninterest expense was $14.7 million for the 3rd quarter of 2019.Loan originations remained strong and totaled $94.8 million in the 4th quarter with $70.5 million in commercial loan originations. Transaction account balances totaled $652.4 million and represent 38.1% of total deposits at the end of 4th quarter 2019. They increased by $35 million or 22.6% in the fourth quarter.NIM for the 4th quarter was down just 8 bps to 3.38%, despite the three decreases in prime rate during the 3rd and 4th quarters. Excluding fair market value adjustments, core NIM(2) was 3.31%. Book value per share increased to $16.48 at the end of the 4th quarter from $16.18 at the end of the 3rd quarter 2019. Tangible Book Value (2) increased to $12.57 per share at the end of the 4th quarter from $12.24 per share at the end of the 3rd quarter 2019.   6  (2) Core net income, core EPS, core noninterest expense, core NIM, and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Full Year Results(1)  Net income for full year 2019 was $16.9 million, representing earnings per share (“EPS”) of $0.89, up from the loss of ($3.8 million), or ($0.22) EPS, for the year 2018. Excluding infrequent items, the 2019 core net income(2) was $19.2 million, representing core EPS(2) of $1.01 and compare favorably to the prior year core net income and core EPS of $11.4 million and $0.65, respectively.Net interest income for the year 2019 was $69.3 million, up 4% vs full year 2018 level of $66.6 million primarily due to increased earnings on the higher average balance of interest-earning assets in 2019 vs. 2018 which more than offset the higher interest expense from higher average cost of funds and higher average balance of interest-bearing liabilities in 2019 vs. 2018.Our 2019 total reported noninterest expenses of $64.1 million were down $3.5 million from $67.6 million (excluding merger and restructuring expenses) in 2018. Excluding infrequent items of $ 4.7 million, core noninterest expense(2) was $59.4 million for 2019. Excluding infrequent expenses of $2.6 million, core noninterest expense was $65.0 million for 2018. Core noninterest expense for 2019 was $5.6 million or 8.6% lower than core noninterest expense for 2018.Loan originations remained strong and totaled $360.5 million in 2019 with $252.2 million in commercial loan originations. NIM for 2019 was down 28 bps at 3.50% from 3.78% for 2018, due primarily to very competitive deposit pricing in our market. Excluding fair market value adjustments, core NIM(2) was 3.42% and 3.65% for 2019 and 2018, respectively.Book value per share increased to $16.48 at December 31, 2019 from $15.48 at the end of 2018. Tangible Book Value (2) increased to $12.57 per share at December 31, 2019 from $11.16 per share at the end of 2018.  7  Full year results for 2019 vs 2018 are not completely comparable given that 2018 only includes the increased earning assets, interest-bearing liabilities, other income and operating expenses from the First Mariner Bank acquisition subsequent to February 28, 2018.Core net income, core EPS, core noninterest expense, core NIM, and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Impact of Mortgage Transition  8  Formally stepping away from the residential mortgage banking business will allow for greater focus on our core commercial banking businessIn 2019 the mortgage division efficiency ratio was 80% compared to the Bank’s 70% compared to 116% and 96%, respectively in 2018*The Bank will still maintain residential mortgages in its loan portfolio for loan mix diversificationRelease of employment agreements and domain name yielded $750 thousand in pre-tax earnings for 4th quarter of 2019  *Excludes intercompany gains on portfolio mortgage loan sales for 2019 and 2018

 Improving Core Earnings  9  Profitability Measures  Reported return on average assets, net of CDI expense is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure to the comparable GAAP measure, see the final pages of this presentation.Core efficiency ratio, core return on average common equity, core return on average assets and core return on average assets, net of CDI expense, are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.  CDI Expense for the 4th quarter 2019 was $717 thousand and $745 thousand for 3rd quarter 2019.

 Loan Growth Trends  10  For the full year 2019, net loans increased by $95.8 million, or 5.8%. Total loans grew this quarter by a net $15.6 million, or 3.6% annualized, to $1.75 billion at December 31, 2019.Commercial loan originations continue to be strong with $252.2 million for the year, or 22.7%.Organic loan growth has been focused on, and will continue to be based on building long term, profitable client relationships.5 Year organic CAGR for Howard since 2014 is 22.0%.

 Regulatory Capital Ratios  11  Total risk based capital ratio increased to 13.14% in the 4th quarter from 12.87% in the 3rd quarter. The increase was driven by strong earnings. Tier 1 leverage increased to 9.55% in the 4th quarter from 9.39% in 3rd quarter. Given the strong capital ratios, we purchased 14,864 shares during the 4th quarter.

 Other Capital Measures  12  $25 million of subordinated debt raised in 4th quarter of 2018 to add flexibility in managing our common equity position.

 Other Capital Measures  13  The first Quarter of 2018 acquisition of First Mariner Bank led to a doubling of shares outstanding, and creation of significant levels of goodwill and core deposit intangibles hence the dilution in TBV per share.Since then, TBV has been steadily trending upward at a compound annual growth rate of 8.9%.

 Net Interest Margin  NIM was 3.38% for the 4th quarter, down slightly from the 3.46% reported in 3rd quarter. The primary driver of the reduced NIM was the impact of decreases in prime rate during the 3rd and 4th quarters. The decrease in earning asset yields reflects very competitive pricing in our market. Our change in funding mix led to a decrease in interest expense which more than offset the reduction in interest income. The fair market value accretion component of NIM remains minimal in spite of acquisitions. Mix of fixed rate loan assets provides protection against declining rate environment as does rising percentage of low cost transaction deposits Net interest income for the full year 2019 was $69.3 million, a $2.7 million, or 4.0%, increase over the $66.6 million for 2018.  14  NIM Trends  Accretion Level of Interest Income (in thousands)

 Asset Quality Focus  15    (2) NPAs include nonaccruals, OREO and restructured loans.(2) Net charge offs (“NCOs” Annualized) / Average Loans for the three months ended in each respective quarter.  NPAs / Total Assets (%) (2)  NCOs / Average Loans (%) (2)  Reserves / NPLs (%)  Reserves & M-T-M Adj / Loans (%)  Asset quality management has resulted in the ratio of non-performing assets to total assets declining to 0.94% in the 4th quarter 2019 from 1.04% in the 3rd quarter 2019 and down from 1.28% in the 4th quarter of 2018.Mark-to-market value adjustments are treated similarly to reserves on purchased loan portfolios.The provision expense for the 4th quarter was $750 thousand and was driven by the strong loan portfolio growth during the 4th quarter, a general allowance increase related to our view of the current state of the economy and our net recoveries for the quarter.

 Loan Mix  16  Our loan portfolio includes 67.4% of commercial loans consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.The majority of the mortgage portfolio is related to acquisitions.

 Strong Funding Mix  17  Overall cost of deposits was 0.90% for the 4th quarter, a decrease of 6 bps from the 3rd quarter cost of 0.96%. Transaction accounts represent 38.1% of total deposits in 4th quarter.Strong well known commercial team enabled with very competitive treasury management product set and supported by reconfigured branch network serving the entire footprint (average branch size of over $100 million).Recently took advantage of disruption caused by consolidation and hired three deposit gatherers and one senior CRE executive.  Historical Deposit Composition (in millions)  Attractive Funding Mix

 18  In-Market Deposit Disruption   Howard Bank will be the 3rd largest local bank in Maryland behind Sandy Spring ($11.0 billion total assets with completion of Revere Bank purchase) and Eagle Bank ($8.7 billion total assets) #7 in Total Deposits - Greater Baltimore Market  Data sourced from SNL 52 week trailing transaction history in Maryland; regional deposits based on June 30, 2019 filings.

Summary Remarks

- Franchise is singularly focused on commercial banking after exiting residential mortgage banking business
- 4th quarter 2019 average balance of total loans grew at an annualized rate of 2.4% but year-over-year end of period loans increased by 5.8%
- 4th Quarter 2019 average balance of C&I loans grew at annualized rate of 10.4% and year-over-year end of period C&I loan balances increased by 10.7%
- Decreased cost of funds by 12 bps to 1.07% for the 4th quarter of 2019 compared to 1.19% cost of funds for 3rd quarter of 2019
- Cost savings initiatives instituted during 2019 are beginning to show in our results of operations:
    - Branch network downsized as work is nearing completion for a roll-out of online account opening capabilities to be differentiated with available personal touch of small business development officers
    - Core processor cost savings should be realized starting in 1st quarter 2020
- Taking advantage of opportunities created by industry consolidation to enhance recruitment and retention of key talent to help fuel additional core deposit funding and commercial loan growth

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HOWARD BANCORP

APPENDIX  20

 Non-Interest Expense  21  Reported 4th quarter total noninterest expenses of $14.4 million are down from $15.4 million in the 3rd quarter 2019. Core noninterest expenses for the 4th quarter 2019 totaled $14.7 million, same as the 3rd quarter. Included in noninterest expenses is CDI expense which accounted for $717 thousand, or $0.04 pre-tax per share for the 4th quarter of 2019.  Non-Interest Expense (in millions)  4Q19

 Quarterly Financial Performance  22  (2) Tangible book value per common share is a non-GAAP financial measure. For reconciliation of this non-GAAP financial measure to its comparable GAAP measure, see the final pages of this presentation.

 Quarterly Financial Performance  23  Net interest margin is net interest income divided by average earning assets.Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

 Reconciliation of Non-GAAP measures   24  The Company recognizes interest income and interest expense from the amortization and/or accretion of purchase accounting fair value measures incurred in connection with recent acquisitions that are based upon customer activities, such as prepayments of loans and can create volatility in the reported NIM when measuring comparable periods. Following is a reconciliation of the core NIM results excluding the impact of net interest income recognized from purchase accounting:

 Reconciliation of Non-GAAP measures (Reported)  25

 Reconciliation of Non-GAAP measures (Core)  26

 Reconciliation of Non-GAAP measures (Reported)  27

 Reconciliation of Non-GAAP measures (Core)  28

 Reconciliation of Non-GAAP measures (Reported)  29

 Reconciliation of Non-GAAP measures (Core)  30

 Reconciliation of Non-GAAP measures (Reported)  31

 Reconciliation of Non-GAAP measures (Reported)  32

 Reconciliation of Non-GAAP measures (Core)  33

 Reconciliation of Non-GAAP measures  34

 Reconciliation of Non-GAAP measures  35

 Asset Yields  36

 Funding Rates and NIM  37